As filed with the Securities and Exchange Commission on February 1, 2016
Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________

Centene Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1406317 (IRS Employer Identification Number)

7700 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 725-4477
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
______________________

Keith H. Williamson
Centene Corporation
7700 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 725-4477
(Name, address, including zip code, and telephone number,
including area code, of agent for Service)
______________________

Copies of all correspondence to:

Robert J. Endicott, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
(314) 259-2000
Fax: (314) 259-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $.001 per share	1,144,462	$60.05	$68,724,943.10	$6,920.60
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on January 28, 2016.

PROSPECTUS

Common Stock, $.001 par value

Up to 1,144,462 Shares

This Prospectus will be used from time to time by the selling stockholders to resell certain shares of common stock, par value $.001 per share, of Centene Corporation (“Centene”). The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder in connection with our acquisition of approximately 19% of the securities of RGA International Corporation. We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “CNC.” On January 29, 2016, the last sale price of our common stock as reported on the New York Stock Exchange was $62.06 per share.

The selling stockholders may sell the shares of common stock described in the Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 5 of this Prospectus for more information about how the selling stockholders may sell its shares of common stock.

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is February 1, 2016

No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted by applicable law. The information contained in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under this automatic shelf registration process, the selling stockholders may, from time to time, sell shares of our common stock as described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained and incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted by applicable law. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained herein is correct as of any time subsequent to the date hereof or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to the date hereof.

Unless the context requires otherwise, in this prospectus the words “CENTENE,” “our company,” “we,” “us,” and “our” refer to Centene Corporation and its consolidated subsidiaries.

ii

SUMMARY
Overview

            Centene is a diversified, multi-national health care enterprise that provides programs and services to government sponsored health care programs, focusing on under-insured and uninsured individuals. Centene provides member-focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions. Centene also provides education and outreach programs to inform and assist members in accessing quality, appropriate health care services. Centene believes its local approach, including member and provider services, enables it to provide accessible, quality, culturally-sensitive health care coverage to its communities. Centene’s health management, educational and other initiatives are designed to help members best utilize the health care system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. Centene combines its decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

            Centene operates in two segments: Managed Care and Specialty Services. Centene’s Managed Care segment provides health plan coverage to individuals through government subsidized programs, including Medicaid, the State Children’s Health Insurance Program, Long Term Care, Foster Care, dual-eligible individuals and the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program, or collectively ABD. Beginning in 2014, Centene’s Managed Care segment also provides health plan coverage to individuals covered through federally-facilitated and state-based Health Insurance Marketplaces. Centene’s Specialty Services segment consists of Centene’s specialty companies offering diversified health care services and products to state programs, correctional facilities, health care organizations, employer groups and other commercial organizations, as well as to its own subsidiaries. For the year ended December 31, 2014, Centene’s Managed Care and Specialty Services segments accounted for 89% and 11%, respectively, of Centene’s total external premium and service revenues.

            Centene's managed care membership totaled approximately 4.8 million as of September 30, 2015. Centene’s managed care membership totaled 4.1 million as of December 31, 2014. For the year ended December 31, 2014, Centene’s premium and service revenues and net earnings from continuing operations attributable to Centene were $15.7 billion and $268 million, respectively, and its total cash flow from operations was $1.2 billion. For the nine months ended September 30, 2015, Centene's premium and service revenues and net earnings from continuing operations attributable to Centene were $15.4 billion and $244 million, respectively, and total cash flow from operations was $457 million.

Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001.
            The selling stockholders acquired the shares of our common stock which are the subject of this prospectus in connection with the our acquisition of approximately 19% of the securities of RGA International Corporation on January 29, 2015. See “Selling Stockholders” below.

            The principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and the telephone number is (314) 725-4477. Centene's website address is www.centene.com. We do not incorporate the information contained on our website into this Prospectus, and you should not consider it part of this Prospectus.

Health Net, Inc., Merger

On July 2, 2015 Centene announced that Centene and two direct, newly formed subsidiaries of Centene had entered into a definitive merger agreement with Health Net, Inc. (Health Net) under which Centene will acquire all of the issued and outstanding shares of Health Net (the “Health Net Merger”). Under the terms of the agreement, at the closing of the transaction, Health Net stockholders (with limited exceptions) would receive 0.622 of a validly issued, fully paid, non-assessable share of Centene common stock and $28.25 in cash for each share of Health Net common stock.

The shareholders of Centene and Health Net have given the approvals required to complete the Health Net Merger and the waiting period relating to the merger under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, has expired. Consequently, the significant conditions to the completion of the Health Net Merger have been satisfied, and Centene currently expects the Health Net Merger to be completed by early 2016. The Health Net Merger is, however, subject to additional customary closing conditions, including additional regulatory approvals, and Centene cannot guarantee that the Health Net Merger will in fact be completed by such date, or at all.

The Offering

Securities Offered	Common stock, $0.001 par value per share

Number of shares of common stock being offered by selling stockholders	Up to 1,144,462 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in
this offering.

New York Stock Exchange Symbol	CNC

RISK FACTORS

This prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those incorporated herein by reference from our Annual Report on Form 10-K for the 2014 fiscal year, our Quarterly Reports on Form 10-Q and our other filings with the SEC. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. These risks include those described in the “Risk Factors” item of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 (filed October 27, 2015) which is incorporated by reference in this prospectus.

An investment in our common stock involves a high degree of risk. You should carefully consider the specific factors listed below together with the risk factors incorporated by reference in this prospectus and other information included in this prospectus or incorporated by reference in this prospectus, including our financial statements and related notes, before you decide whether to purchase shares of our common stock. Additional risks and uncertainties, including those that are not yet identified or that we, as of the date of this prospectus, think are immaterial, may also adversely affect our business, results of operations and financial condition. The market price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to Our Common Stock

The price of our common stock may be volatile.
During the twelve months ended December 31, 2015, the high sales price per share of our common stock on the NYSE was $83.00 and the low sales price per share was $50.93. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors incorporated by reference herein, as well as:

•	State and federal budget decreases;

•	actual or anticipated fluctuations in operating results;

•	changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	actions of our current stockholders, including sales of common stock by our directors and executive officers;

•	the arrival or departure of key personnel;

•	our, or a competitor's, announcement of new products, services or innovations; and

•	the operating and stock price performance of other comparable companies.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common stock. For these reasons, investors should not rely on recent trends to predict future prices of our common stock or financial results.
Future issuances of equity or equity-linked securities by us may cause the market price of shares of our common stock to fall.

As of January 29, 2016, we had 120,368,300 shares of our common stock outstanding. The issuance of new shares, the common stock offered hereby and the sale of additional shares that may become eligible for sale in the public market from time to time upon the exercise of stock options or vesting of equity awards could have the effect of depressing the market price for shares of our common stock.
Our issuance of preferred stock could adversely affect holders of common stock.
Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.
Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.
Section 203 of the Delaware General Corporation Law, laws of states in which we operate, and our charter and by-laws contain provisions that might enable our management to resist a takeover of our company. These provisions could have the effect of delaying, deferring, or preventing a change in control of Centene or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.
We may not pay cash dividends on our common stock.
We have never declared any cash dividends on our capital stock and currently anticipate that we will retain any future earnings for the development, operation and expansion of our business. The declaration and payment of dividends is at the discretion of our board of directors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements set forth in this prospectus and incorporated by reference from documents we have filed with the Securities and Exchange Commission may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In particular, these statements include statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, including the proposed Health Net Merger, investments and the adequacy of our available cash resources.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included in this filing are based on information available to us on the date of this filing and we undertake no obligation to update or revise the forward-looking statements included in this filing, whether as a result of new information, future events or otherwise, after the date of this filing.  Actual results may differ from projections or estimates due to a variety of important factors applicable to both us and Health Net, including but not limited to:

•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves;

•	competition;

•	membership and revenue projections;

•	timing of regulatory contract approval;

•	changes in healthcare practices;

•
changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder;

•	changes in expected contract start dates;

•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;

•	inflation;

•	foreign currency fluctuations;

•	provider and state contract changes;

•	new technologies;

•	advances in medicine;

•	reduction in provider payments by governmental payors;

•	major epidemics;

•	disasters and numerous other factors affecting the delivery and cost of healthcare;

•	the expiration, cancellation or suspension of our or Health Net's managed care contracts by federal or state governments (including but not limited to Medicare and Medicaid);

•	the outcome of our or Health Net's pending legal proceedings;

•	availability of debt and equity financing, on terms that are favorable to us;

•	changes in economic, political and market conditions;

•	the ultimate closing date of the Proposed Merger;

•	the possibility that the expected synergies and value creation from the Proposed Merger will not be realized, or will not be realized within the expected time period;

•	the risk that acquired businesses will not be integrated successfully;

•	disruption from the Proposed Merger making it more difficult to maintain business and operational relationships;

•	the risk that unexpected costs related to the Proposed Merger will be incurred;

•	the possibility that the Proposed Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions thereto; and

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

All statements, other than statements of current or historical fact, contained in this filing are forward-looking statements.  We have attempted to identify these statements by terminology including “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions in connection with, among other things, any discussion of future operating or financial performance.  In particular, these statements include statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, including the proposed Health Net Merger, investments and the adequacy of our available cash resources.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See “Risk Factors” beginning on page 2 of this prospectus for reference to the factors that could cause actual results to differ materially.

You should not place undue reliance on such statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to such forward looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

SELLING STOCKHOLDERS

In connection with our acquisition of approximately 19% of the securities of RGA International Corporation on January 29, 2016, we have issued 1,144,462 shares of our common stock as a portion of the consideration in a private placement to the selling stockholders. We are registering all of these shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

The following table sets forth the information about the selling stockholders, including the number of shares of our common stock owned by or attributable to the selling stockholders immediately prior to this registration (including the shares offered by this prospectus), the number of shares offered hereby and registered by the registration statement of which this prospectus is a part, and the number of shares of our common stock to be owned by the selling stockholders after this offering. The number of shares to be owned after this offering assumes that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are subsequently bought or sold by the selling stockholders.

Name	Ownership Prior to the Registration		Shares Covered by this Registration Statement	Ownership After the Shares are Sold
	Number of Shares	Percent		Number of Shares	Percent
RGA International Corporation	327,734	*	327,734	—	*
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock	816,728	*	816,728	—	*

* Represents less than 1% of the total outstanding shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders may effect from time to time sales of the Centene Common Stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the common stock may be sold by one or a combination of several of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions;

•	an underwritten public offering in which one or more underwriters participate;

•	put or call options transactions or hedging transactions related to the common stock;

•	short sales;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

•	“block” sale transactions;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The common stock may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common stock or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling stockholders and purchasers of the common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling stockholders and the purchasers of the common stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The selling stockholders may also resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), provided that such sale meets the criteria and conforms to the requirements of such rule.

Any broker or dealer participating in any distribution of the common stock in connection with the offering made by this prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the common stock from or through that broker or dealer.

We will not receive any of the proceeds from the sale of the common stock offered pursuant to this prospectus. We will bear all expenses incident to the registration of the common stock under federal and state securities laws and the sale of the common stock hereunder other than discounts, fees of underwriters, selling brokers and dealer managers, attorneys' fees incurred by the selling stockholders, and any transfer taxes payable on any shares.

In order to comply with various states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, including the attached exhibits, and any reports, proxy statements or other information that we file at the SEC's public reference room in Washington, D.C. at Room 1580, 100 F Street, N.E., 20549. You can request copies of these documents by writing to the SEC and paying a duplicating charge. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms in other cities. The SEC makes our filings available to the public on its Internet site (http://www.sec.gov). In addition, you may inspect such reports and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

In addition, we make available free of charge through our Internet site (http://www.centene.com) reports we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-31826), which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 23, 2015;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on April 28, 2015;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the SEC on July 28, 2015;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the SEC on October 27, 2015;

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2015, January 14, 2015, February 6, 2015, April 29, 2015, July 2, 2015 (two filings), July 7, 2015, July 8, 2015, August 12, 2015, September 29, 2015, October 26, 2015, January 25, 2016, January 26, 2016 (two filings) and January 28, 2016;

•	our Definitive Proxy Statement and Definitive Additional Materials on Schedule 14A filed with the SEC on March 16, 2015; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the expiration of the offering. The SEC allows us to incorporate by reference into this prospectus such documents. Unless otherwise stated, information that is furnished and not filed (for example, information under Item 2.02 of our Current Reports on Form 8-K) is not incorporated by reference into this prospectus. You should consider any statement contained in this prospectus (or in a document incorporated into this prospectus) or any prospectus supplement to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request by contacting us at Centene Corporation, Attn: Corporate Secretary, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, telephone (314) 725-4477.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our certificate of incorporation and by-laws. It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law or the DGCL. Since the terms of our certificate of incorporation, by-laws, and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”

General

Centene's authorized capital stock consists of 410 million shares, of which:

•	400 million shares are designated as common stock, par value $.001 per share, and

•	10 million shares are designated as preferred stock, par value $.001 per share.

As of January 29, 2016, Centene had 120,368,300 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends and other distributions in cash, stock or property, if any, declared from time to time by the directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of preferred stock to prior distribution. In the event of a merger or consolidation, the holders of each share of common stock shall be entitled to receive the same per share consideration on a per share basis. Holders of common stock have no cumulative voting rights. The common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the completion of this offering will be fully paid and nonassessable.

We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law.

The transfer agent and registrar for the common stock is Broadridge Corporate Issuer Solutions, Inc. Information about Broadridge Corporate Issuer Solutions, Inc. may be obtained at (855) 627-5087. Our common stock is listed on the NYSE under the symbol “CNC.”

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. All of the terms of the preferred stock are, or will be contained in our certificate of incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”

Our board of directors is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to 10 million shares of preferred stock from time to time. Our board of directors has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

•	subject to redemption at such time or times and at such price or prices,

•
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series,

•	entitled to such rights upon the dissolution of Centene or upon any distribution of our assets, or

•
convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our stockholders for issuance of common and preferred stock unless our board of directors believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

Limitation on Liability of Directors; Indemnification

Our certificate of incorporation provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Our certificate of incorporation further provides that any repeal or modification of this limitation of liability by our stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Our certificate of incorporation requires that we indemnify our directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the board of directors. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The board of directors may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.

The inclusion of these provisions in our certificate of incorporation and by-laws may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

Some of the provisions in our certificate of incorporation and by-laws and Delaware law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of Centene;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our stockholders; and

•	limiting our stockholders' opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our certificate of incorporation and by-laws that could have the effects described above. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Business Combination Statute. We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Other Supermajority Voting Requirements. In addition to the supermajority requirement for certain business combinations discussed above, Centene's certificate of incorporation also contains other supermajority requirements, including:

•
a requirement that the vote of 75% of the outstanding shares of common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required to remove a director, with or without cause; and

•
a requirement that the vote of 75% of the outstanding shares of common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required for the stockholders to adopt, amend, alter or repeal the by-laws; and

•
a requirement that any amendment or repeal of specified provisions of Centene's certificate of incorporation (including provisions relating to directors and amendment of our by-laws) must be approved by at least 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors.

Actions at Meetings of Stockholders; Special Meetings. Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or some of our officers. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or management.

Classified Board of Directors. Our certificate of incorporation and by-laws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class.

Directors, and Not Stockholders, Fix the Size of the Board of Directors. Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than eleven directors.

Board Vacancies to Be Filled by Remaining Directors and Not Stockholders. Under our certificate of incorporation and by-laws, any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.

Advance Notice for Stockholder Proposals. Our by-laws contain provisions requiring that advance notice be delivered to Centene of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our board of directors. Ordinarily, the stockholder must give notice not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the meeting is not within 30 days before or 70 days after such date, notice by the stockholder must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to the meeting or the 10th day following the day on which such public notice was first given. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Centene Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Health Net, Inc. and subsidiaries, incorporated in this Prospectus by reference from the Current Report on Form 8-K of Centene Corporation filed on January 26, 2016 (the “Form 8-K”), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference from the Form 8-K. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$6,921
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	20,000
Total	$41,921

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware, as amended (the “DGCL” or “Delaware law”), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

The Index to Exhibits is hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on February 1, 2016.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Michael F. Neidorff Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as indicated, as of February 1, 2016.

Signature	Title

/s/ Michael F. Neidorff *	Chairman and Chief Executive Officer (principal executive officer)
Michael F. Neidorff

/s/ William N. Scheffel *	Executive Vice President and Chief Financial Officer (principal financial officer)
William N. Scheffel

/s/ Jeffrey A. Schwaneke *	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
Jeffrey A. Schwaneke

/s/ Orlando Ayala *	Director
Orlando Ayala

/s/ Robert K. Ditmore *	Director
Robert K. Ditmore

/s/ Fred H. Eppinger *	Director
Fred H. Eppinger

/s/ Richard A. Gephardt *	Director
Richard A. Gephardt

/s/ Pamela A. Joseph *	Director
Pamela A. Joseph

/s/ John R. Roberts *	Director
John R. Roberts

/s/ David L. Steward *	Director
David L. Steward

/s/ Tommy G. Thompson *	Director
Tommy G. Thompson

* By:	/s/ Michael F. Neidorff
Michael F. Neidorff Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of Centene Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the SEC on October 9, 2001)

3.1a
Certificate of Amendment to Certificate of Incorporation of Centene Corporation, dated November 8, 2001 (incorporated by reference to Exhibit 3.2a to the Company's Registration Statement on Form S-1 filed with the SEC on November 13, 2001)

3.1b
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1b to the Company's Quarterly Report on Form 10-Q filed with the SEC on July 26, 2004)

3.1c
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1c to the Company's Registration Statement on Form S-3 filed with the SEC on May 16, 2014)

3.1d
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on October 23, 2015)

3.2
By-laws of Centene Corporation, as amended effective February 2, 2015 (incorporated by reference to Exhibit 3.2 to Centene’s annual report for year-end December 31, 2015, on Form 10-K filed on February 23, 2015)

5	Opinion of Bryan Cave LLP

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche, LLP

23.3	Consent of Bryan Cave LLP (included in Exhibit 5)

24	Power of Attorney